NEWS BULLETIN

                        International Corporation
307 North Michigan Avenue, Chicago, Illinois 60601-5382, 312/346-8100

For Further Information:

AT OLD REPUBLIC:                        AT FINANCIAL RELATIONS BOARD:
A.C. Zucaro                            Leslie Loyet              Tim Grace
Chairman & CEO                             Analysts/Investors     Media Inquires
(312) 346-8100                                                  (312) 640-6672          (312) 640-6667
                        lloyet@frbir.com       tgrace@frbir.com

FOR IMMEDIATE RELEASE                          NYSE: ORI
THURSDAY, APRIL 26, 2007

OLD REPUBLIC INTERNATIONAL CORPORATION REPORTS FIRST QUARTER 2007 FINANCIAL RESULTS

Chicago-April 26, 2007-Old Republic International Corporation (NYSE: ORI), today reported the following results for the first quarter of 2007:

Financial Highlights
(unaudited; amounts in millions except per share data and percentages)

	Quarters Ened March 31,
	2007	2006	Change
Operating Revenues	$970.9	$935.3	3.8%
Net Operating Income	105.8	112.5	-5.9
Net Income	107.7	117.4	-8.2
Diluted Earnings Per Share:
Net Operating Income	0.45	0.49	-8.2
Net Income	$0.46	$0.51	-9.8%

First quarter 2007 consolidated earnings benefited from greater General Insurance operating revenues and profits that were mainly attributable to a book of liability insurance business acquired in late 2006. Higher year-over-year claim costs in the Company’s Mortgage Guaranty line, and a much greater operating expense ratio in Title Insurance were major offsetting factors. Additionally, consolidated results for the first three months of 2007 were impacted by incrementally higher stock option expenses of approximately $4.2 million (or 1 cent per share after taxes). Similar costs were registered in the second quarter of 2006. As a result of these varying business developments and trends, net operating earnings per share dropped by 8.2 percent in this year’s first quarter, compared to a year ago, while net income per share was down by a greater 9.8 percent due to lower realized investment gains.
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Consolidated Results - The major components of Old Republic’s consolidated results were as follows for the periods shown:

	Quarters Ended March 31,
	2007	2006	Change
Operating revenues:
General insurance	$ 589.7	$ 516.9	14.1%
Mortgage guaranty	139.4	131.2	6.2
Title insurance	217.2	260.3	-16.6
Corporate and other	24.5	26.8
Total	$ 970.9	$ 935.3	3.8%
Pretax operating income (loss):
General insurance	$ 102.9	$ 97.0	6.1%
Mortgage guaranty	48.3	60.1	-19.6
Title insurance	.7	7.6	-90.8
Corporate and other	.6	(.3)
Sub-total	152.6	164.4	-7.1
Realized investment gains (losses):
From sales	2.9	7.5
From impairments	-	-
Net realized investment gains	2.9	7.5
Consolidated pretax income	155.6	171.9	-9.5
Income taxes	47.8	54.5	-12.2
Net income	$ 107.7	$ 117.4	-8.2%
Consolidated underwriting ratio:
Benefits and claims ratio	48.6%	43.3%
Expense ratio	43.6	46.5
Composite ratio	92.2%	89.8%
Components of diluted net income per share:
Net operating income	$ 0.45	$ 0.49	-8.2%
Net realized investment gains	0.01	0.02
Net income	$ 0.46	$ 0.51	-9.8%

Note: In this and all other tables and statements, dollar amounts are stated in millions, except per share data.

The above table shows Old Republic’s consolidated results in terms of both operating and net income to highlight the effects of investment gain or loss recognition and non-recurring items on period-to-period comparisons. Operating income, however, does not replace net income computed in accordance with Generally Accepted Accounting Principles (“GAAP”) as a measure of total profitability.

The recognition of investment gains or losses can be highly discretionary and arbitrary due to such factors as the timing of individual securities sales, recognition of estimated losses from write-downs for impaired securities, tax-planning considerations, and changes in investment management judgments relative to the direction of securities markets or the future prospects of individual investees or industry sectors. Likewise, non-recurring items which may emerge from time to time, can distort the comparability of the Company’s operating performance from period-to-period. Accordingly, management uses net operating income, a non-GAAP financial measure, to evaluate and better explain operating performance, and believes its use enhances an understanding of Old Republic’s basic business results.

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General Insurance Results - Old Republic’s General Insurance Group continued to post favorable earnings comparisons in this year’s first quarter. Key indicators of that performance follow:

	Quarters Ended March 31,
	2007	2006	Change
Net premiums earned	$ 521.7	$ 459.9	13.4%
Net investment income	62.8	52.9	18.7
Pretax operating income	$ 102.9	$ 97.0	6.1%

Claims ratio	64.5%	64.5%
Expense ratio	26.9	25.9
Composite ratio	91.4%	90.4%

Substantially all general insurance premium growth in this year’s first quarter stemmed from the previously noted new book of liability insurance. Premiums from other sources were slightly higher quarter-over-quarter, reflecting a moderately declining rate environment and the attendant difficulty it poses in retaining or attracting business which meets the Company’s underwriting standards. Nonetheless, Old Republic’s composite ratio, the most widely accepted indicator of underwriting performance in the industry, continued at a very favorable level for the 20th consecutive quarter. Net investment income grew on the strength of a greater invested asset base and slightly higher investment yields.

Mortgage Guaranty Results - This segment delivered reasonably good operating results in the face of a continued rise in claim costs. Key indicators of the most recent quarterly performance are shown below:

	Quarters Ended March 31,
	2007	2006	Change
Net premiums earned	$ 118.0	$ 109.0	8.2%
Net investment income	18.9	19.1	-1.3
Pretax operating income	$ 48.3	$ 60.1	-19.6%

Claims ratio	54.4%	38.8%
Expense ratio	20.8	23.7
Composite ratio	75.2%	62.5%

For this year’s first quarter, mortgage guaranty premium revenue trends were moderately positive, responding to higher new insurance written, improved persistency in the traditional primary channel, and year-over-year growth in bulk insurance production. Underwriting margins, however, slipped to 24.8 percent in the first three months of 2007 compared to 37.5 percent in the same period of 2006. While the expense ratio reflected favorable comparisons with year-ago-levels, the claims ratio rose significantly due primarily to increasing loss severity. Net investment income was essentially unchanged quarter-over-quarter inasmuch as the invested asset base has remained basically flat principally due to higher shareholder dividend payments by this segment’s insurance subsidiaries.

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Title Insurance Results - Old Republic’s Title Insurance segment registered a continuing drop in profitability in this year’s first quarter. Key indicators of that performance follow:

	Quarters Ended March 31,
	2007	2006	Change
Net premiums and fees earned	$ 210.1	$ 253.4	-17.1%
Net investment income	6.7	6.8	-.9
Pretax operating income	$ 0.7	$ 7.6	-90.8%

Claims ratio	6.0%	6.2%
Expense ratio	96.8	93.4
Composite ratio	102.8%	99.6%

In the midst of a continuing downturn in the housing and related mortgage lending industries, the Company’s title business experienced further reductions in premium and fee revenues. As has been the case for several quarters, direct production facilities in the Western United States have experienced the greatest adverse impact. Overall title premium and fee revenues dropped by 17.1 percent in this year’s first quarter, while operating expenses fell by a lesser 14.0 percent. Following significant efforts to reduce operating costs, substantial challenges remain in redressing the imbalance between operating revenues and certain relatively fixed costs. In combination with a relatively flat claims ratio, these fluctuations produced the negative underwriting margins evidenced by the composite ratio of 102.8 percent in this year’s first quarter. At this juncture, the Company believes that current market conditions affecting the title industry are unlikely to improve much before 2008.

Corporate and Other Operations - Old Republic’s small life and health business, and the net costs associated with the parent holding company and its corporate services subsidiaries produced pretax income of $0.6 million in the first quarter of 2007 and a pretax loss of $0.3 million in the first quarter of 2006. Period-to-period variability in the results of these relatively minor elements of Old Republic’s operations usually stems from the volatility inherent to the Company’s small scaled life and health business, and fluctuations in the timing of expense recognition related to such variable costs as stock option expenses.

Cash, Invested Assets, and Shareholders’ Equity - The following table reflects Old Republic’s consolidated cash and invested assets as well as shareholders’ equity at the dates shown:
	As of March 31,
	2007	2006	Change
Cash and invested assets	$ 8,407.4	$ 7,469.2	12.6%

Shareholders’ equity:
Total	4,471.8	4,066.8	10.0
Per share	$ 19.33	$ 17.69	9.3%

Composition of shareholders’ equity per share:
Equity before items below	$ 19.06	$ 17.63	8.1%
Unrealized investment gains or losses and other accumulated comprehensive income	0.27	0.06
Total	$ 19.33	$ 17.69	9.3%

The investment portfolio reflects a current allocation of approximately 84 percent to fixed-maturity securities, and 8 percent to equities most of which are committed to several indexed stock portfolios. As has been the case for many years, Old Republic’s invested assets are managed in consideration of enterprise-wide risk management objectives, and to assure solid funding of its subsidiaries’ long-term obligations to insurance policyholders and other beneficiaries. As a result, it contains little or no exposure to real estate investments, mortgage-backed securities, derivatives, junk bonds, illiquid private equity investments, or mortgage loans.

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Substantially all the changes in the shareholders’ equity account for the first three months of 2007 and 2006 reflect earnings retained in excess of dividend payments. Cash flow from operating activities of $197.1 million for the first three months of 2007 compares with the $184.6 million registered in the same period of 2006.

Conference Call Information
Old Republic has scheduled a conference call at 3:00 p.m. EDT (2:00 p.m. CDT) today to discuss its first quarter 2007 performance and review ongoing trends. To access this call, log on to www.oldrepublic.com 15 minutes before the call to download the necessary software.

Investors may access a replay of the call by dialing 877-519-4471, passcode 8680109, which will be available through May 3, 2007. The replay will also be available on Old Republic International’s website through May 26, 2007.

About Old Republic
Chicago-based Old Republic International Corporation is an insurance holding company whose subsidiaries market, underwrite and provide risk management services for a wide variety of coverages primarily in the property & liability, mortgage guaranty, and title insurance fields. One of the nation’s 50 largest publicly owned insurance organizations, Old Republic has assets of approximately $12.7 billion and shareholders’ equity of $4.4 billion or $19.33 per share. Its current stock market valuation is approximately $5.1 billion, or $22.37 per share.

Safe Harbor Statement
Historical data pertaining to the operating results, liquidity, and other performance indicators applicable to an insurance enterprise such as Old Republic are not necessarily indicative of results to be achieved in succeeding years. In addition to the factors cited below, the long-term nature of the insurance business, seasonal and annual patterns in premium production and incidence of claims, changes in yields obtained on invested assets, changes in government policies and free markets affecting inflation rates and general economic conditions, and changes in legal precedents or the application of law affecting the settlement of disputed and other claims can have a bearing on period-to-period comparisons and future operating results.

Some of the statements made in this News Release and Company-published reports, as well as oral statements or commentaries made by the Company’s management in conference calls following earnings releases, can constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Of necessity, any such forward-looking statements, commentaries, or inferences involve assumptions, uncertainties, and risks that may affect the Company’s future performance. With regard to Old Republic’s General Insurance segment, its results can be affected, in particular, by the level of market competition, which is typically a function of available capital and expected returns on such capital among competitors, the levels of interest and inflation rates, and periodic changes in claim frequency and severity patterns caused by natural disasters, weather conditions, accidents, illnesses, work-related injuries, and unanticipated external events. Mortgage Guaranty and Title Insurance results can be affected by similar factors and, most particularly, by changes in national and regional housing demand and values, the availability and cost of mortgage loans, employment trends, and default rates on mortgage loans. Mortgage Guaranty results, in particular, may also be affected by various risk-sharing arrangements with business producers, as well as the risk management and pricing policies of government-sponsored enterprises. Life and health insurance earnings can be affected by the levels of employment and consumer spending, variations in mortality and health trends, and changes in policy lapsation rates. At the parent holding company level, operating earnings or losses are generally reflective of the amount of debt outstanding and its cost, interest income on temporary holdings of short-term investments, and period-to-period variations in the costs of administering the Company’s widespread operations. A more detailed discussion of all the foregoing risks appears in Part I, Item 1A - Risk Factors, of the Company’s 2006 Form 10-K, which is specifically incorporated herein by reference.

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Any forward-looking statements or commentaries speak only as of their dates. Old Republic undertakes no obligation to publicly update or revise any and all such comments, whether as a result of new information, future events or otherwise, and accordingly they may not be unduly relied upon.

_________________________________________________

For the latest news releases and other corporate documents on Old Republic International Corporation, visit www.oldrepublic.com

Financial Tables Follow….

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Old Republic International Corporation
Financial Summary (Unaudited)
		March 31,	Dec. 31,	March 31,
FINANCIAL POSITION SUMMARY:		2007	2006	2006
Assets:
Cash and fixed maturity securities		$ 7,570.5	$ 7,397.9	$ 6,744.0
Equity securities		670.7	669.1	572.2
Other invested assets		166.1	163.7	153.0
Cash and invested assets		8,407.4	8,230.8	7,469.2
Accounts and premiums receivable		891.5	962.1	819.2
Federal income tax recoverable: current		-	15.5	-
Reinsurance balances recoverable		2,241.4	2,231.3	2,227.6
Prepaid federal income taxes		536.5	468.4	468.4
Sundry assets		694.8	703.9	629.8
Total		$ 12,771.9	$ 12,612.2	$ 11,614.6
Liabilities and Shareholders’ Equity:
Policy liabilities		$ 1,386.8	$ 1,398.1	$ 1,245.0
Benefit and claim reserves		5,593.2	5,534.7	5,068.7
Federal income tax payable: current		31.9	-	38.6
deferred		477.8	469.4	404.5
Debt		138.8	144.3	142.2
Sundry liabilities		671.3	696.4	648.5
Shareholders’ equity		4,471.8	4,369.2	4,066.8
Total		$ 12,771.9	$ 12,612.2	$ 11,614.6

	Quarters Ended		Fiscal Twelve Months Ended
INCOME STATEMENT SUMMARY:	March 31,		March 31,
	2007	2006	2007	2006
Net premiums and fees earned	$ 869.8	$ 843.8	$ 3,426.5	$ 3,441.9
Net investment income	91.5	82.7	350.4	317.4
Net realized investment gains	2.9	7.5	14.4	64.4
Other income	9.4	8.8	33.7	44.7
Total revenues	973.9	942.9	3,825.2	3,868.5
Benefits and claims	422.3	365.4	1,596.5	1,484.5
Sales and other expenses	395.9	405.5	1,564.7	1,633.2
Total expenses	818.2	770.9	3,161.3	3,117.8
Revenues, net of expenses	155.6	171.9	663.8	750.7
Income taxes	47.8	54.5	208.6	196.2
Net income	$ 107.7	$ 117.4	$ 455.2	$ 554.5

COMMON STOCK STATISTICS (a):
Net income: Basic	$ .47	$ .51	$ 1.97	$ 2.41
Diluted	$ .46	$ .51	$ 1.95	$ 2.38
Components of earnings per share:
Basic, net operating income	$ .46	$ .49	$ 1.93	$ 2.24
Realized investment gains	.01	.02	.04	.17
Basic net income	$ .47	$ .51	$ 1.97	$ 2.41
Diluted, net operating income	$ .45	$ .49	$ 1.91	$ 2.21
Realized investment gains	.01	.02	.04	.17
Diluted net income	$ .46	$ .51	$ 1.95	$ 2.38
Cash dividends on common stock:
Regular	$ .150	$ .140	$ .600	$ .548
Special (b)	-	-	-	.800
Total	$ .150	$ .140	$ .600	$ 1.348
Stock dividends	-	-	-	25%
Book value per share			$ 19.33	$ 17.69
Common shares outstanding:
Average basic	231,388,190	229,835,408	231,072,058	230,090,282
Average diluted	233,614,450	231,999,922	233,442,028	232,990,579
Actual, end of period			231,398,391	229,845,866

(a) Per share statistics herein have been adjusted to reflect all stock dividends or splits declared through March 31, 2007.
(b) In December 2005, a special cash dividend of $.800 per share was declared and paid.

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Old Republic International Corporation
Segmented Operating Summary (Unaudited)

	Net							Pretax	Composite
	Premiums	Net				Sales &		Operating	Under-
	& Fees	Investment	Other	Operating	Benefits	Other	Total	Income	writing
	Earned	Income	Income	Revenues	& Claims	Expenses	Expenses	(Loss)	Ratios

Quarter Ended March 31, 2007
General	$ 521.7	$ 62.8	$ 5.2	$ 589.7	$ 336.6	$ 150.0	$ 486.7	$ 102.9	91.4%
Mortgage	118.0	18.9	2.4	139.4	64.1	26.9	91.0	48.3	75.2
Title	210.1	6.7	.3	217.2	12.5	203.9	216.5	.7	102.8
Other	19.9	3.0	1.4	24.5	8.9	14.9	23.8	.6	-
Consolidated	$ 869.8	$ 91.5	$ 9.4	$ 970.9	$ 422.3	$ 395.9	$ 818.2	$ 152.6	92.2%

Quarter Ended March 31, 2006
General	$ 459.9	$ 52.9	$ 4.0	$ 516.9	$ 296.5	$ 123.4	$ 419.9	$ 97.0	90.4%
Mortgage	109.0	19.1	3.0	131.2	42.3	28.8	71.1	60.1	62.5
Title	253.4	6.8	-	260.3	15.6	237.1	252.7	7.6	99.6
Other	21.3	3.7	1.7	26.8	10.9	16.1	27.1	(.3)	-
Consolidated	$ 843.8	$ 82.7	$ 8.8	$ 935.3	$ 365.4	$ 405.5	$ 770.9	$ 164.4	89.8%

Fiscal Twelve Months Ended March 31, 2007
General	$ 1,963.8	$ 231.4	$ 16.1	$ 2,211.5	$ 1,294.4	$ 509.5	$ 1,803.9	$ 407.6	90.6%
Mortgage	453.2	74.0	10.7	538.0	211.7	109.6	321.4	216.6	68.5
Title	936.6	26.9	.6	964.2	55.1	884.9	940.0	24.1	100.2
Other	72.7	18.0	6.1	96.9	35.2	60.7	95.9	.9	-
Consolidated	$ 3,426.5	$ 350.4	$ 33.7	$ 3,810.7	$ 1,596.5	$ 1,564.7	$ 3,161.3	$ 649.3	90.6%

Fiscal Twelve Months Ended March 31, 2006
General	$ 1,834.0	$ 202.1	$ 15.8	$ 2,052.0	$ 1,215.2	$ 474.5	$ 1,689.7	$ 362.2	91.2%
Mortgage	433.1	71.7	15.4	520.3	168.0	113.0	281.0	239.2	61.3
Title	1,103.5	26.4	.5	1,130.5	66.6	980.3	1,047.0	83.5	94.7
Other	71.0	17.1	12.9	101.1	34.6	65.3	99.9	1.2	-
Consolidated	$ 3,441.9	$ 317.4	$ 44.7	$ 3,804.1	$ 1,484.5	$ 1,633.2	$ 3,117.8	$ 686.3	88.8%

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Old Republic International Corporation
Segmented Operating Statistics

	Quarters Ended		Fiscal Twelve Months Ended
	March 31,		March 31,
	2007	2006	2007		2006
General Insurance:
Benefits and claims ratio	64.5%	64.5%	65.9%		66.3%
Expense ratio	26.9	25.9	24.7		24.9
Composite ratio	91.4%	90.4%	90.6%		91.2%

Paid loss ratio	53.7%	48.1%	51.8%	*	53.0%

Mortgage Guaranty:
New insurance written:
Traditional Primary	$ 4,618.7	$ 3,892.5	$ 17,913.3		$ 19,741.3
Bulk	3,935.7	3,256.9	14,395.5		9,901.7
Other	177.0	51.3	709.5		509.7
Total	$ 8,731.6	$ 7,200.7	$ 33,018.4		$ 30,152.8

Net risk in force:
Traditional Primary			$ 14,718.2		$ 14,587.0
Bulk			2,557.1		1,823.7
Other			542.8		586.8
Total			$ 17,818.1		$ 16,997.6

Earned premiums:
Direct	$ 139.2	$ 128.9	$ 535.0		$ 512.4
Net	$ 118.0	$ 109.0	$ 453.2		$ 433.1

Persistency:
Traditional Primary			73.7%		66.6%

Delinquency ratio:
Traditional Primary			4.22%		4.12%
Bulk			3.51%		3.42%

Claims ratio	54.4%	38.8%	46.7%		38.8%
Expense ratio	20.8	23.7	21.8		22.5
Composite ratio	75.2%	62.5%	68.5%		61.3%

Paid loss ratio	35.3%	32.9%	35.5%		34.1%

Title Insurance:
Direct orders opened	86,439	86,911	344,806		381,980
Direct orders closed	60,924	68,109	263,869		319,230

Claims ratio	6.0%	6.2%	5.9%		6.0%
Expense ratio	96.8	93.4	94.3		88.7
Composite ratio	102.8%	99.6%	100.2%		94.7%

Paid loss ratio	9.4%	4.1%	6.3%		4.1%

Consolidated:
Benefits and claims ratio	48.6%	43.3%	46.6%		43.1%
Expense ratio	43.6	46.5	44.0		45.7
Composite ratio	92.2%	89.8%	90.6%		88.8%

Paid loss ratio	40.2%	33.1%	37.1%	*	34.3%
*Excludes the effect of a casualty book of business acquired in the final quarter of 2006.